UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2024

MultiSensor AI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40916 (Commission File Number)	86-3938682 (I.R.S. Employer Identification No.)

2105 West Cardinal Drive Beaumont, Texas		77705
(Address of principal executive offices)		(Zip Code)

(866) 861-0788

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	MSAI	The NASDAQ Stock Market LLC
Warrants to purchase common stock	MSAIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K (this “Report”) is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Report is incorporated herein by reference.

Item 8.01	Other Events

As disclosed in MultiSensor AI Holdings, Inc.’s (the “Company”) Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 21, 2023, the Company previously received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company had not complied with all of the requirements of Nasdaq Rule IM-5101-2 since it had not demonstrated compliance with the requirement to have a minimum of 1.1 million “unrestricted publicly held shares” and a minimum of 400 “round lot holders,” as required by the Nasdaq Listing Rule 5405(a) initial listing on Nasdaq. On December 27, 2023, the Company submitted a hearing request to the Nasdaq Hearing Panel (the “Panel”) to appeal the delisting determination and received a letter from Nasdaq stating that its delisting action had been stayed, pending a final decision by the Panel and that a hearing will be held on March 21, 2024. The Company attended the March 21, 2024 hearing before the Panel, during which the Company requested time to cure any listing deficiencies. As part of its plan of compliance presented to the panel, the Company presented a number of actions that it planned to take in order to increase its stockholders’ equity in order to comply with Nasdaq’s initial and continued listing requirements.

Recently, following the close of the Company’s fiscal year ended December 31, 2023 and the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company has undertaken a number of actions, more fully disclosed below, which have increased its shareholders’ equity, including: (i) the conversion of certain convertible promissory notes (the “Notes”), with an aggregate principal amount of $4.475 million into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”); and (ii) the conversion of certain loan obligations with an aggregate principal amount of $200,000 into shares of the Company’s common stock.

Note Conversion Inducement and Notice of Conversion

On March 27, 2024 and March 28, 2024, the Company entered into certain letter agreements (“Inducement Letters”) to induce certain holders of the Notes with an aggregate principal balance of $3.275 million to elect to convert their Notes into shares of the Company’s Common Stock at a price of $10 per share pursuant to the terms of the Notes. Pursuant to the letter agreement, the Company agreed to issue an additional share of Common Stock (each an “Inducement Share”) for each share of Common Stock to be issued pursuant to the converted principal balance of the Notes. Pursuant to the terms of the Notes and the Inducement Letters, the Company issued 327,500 shares of Common Stock related to the principal balance of the Notes, 327,500 Inducement Shares, and 8,318 shares of Common Stock related to accrued interest on the Notes, for an aggregate of 663,318 shares of Common Stock. The effective date of the Inducement Agreements is March 31, 2024.

Such description is qualified in its entirety by the full text of the Form of Inducement Agreement, which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.

Amendment of Convertible Promissory Notes

Effective March 31, 2024, the Company’s Board of Directors approved the modification of the terms of the remaining $3.53 million in principal amount of the convertible promissory notes that were not the subject of the Inducement Agreements described above (the “Remaining Notes”), among other things, to reduce the conversion price of the principal and interest to $5.00 per share of Common Stock. Two of those Remaining Notes (which hereafter are referred to as the “Related Party Notes”) are owned by David Gow, a director of the Company, and the Jill A Blashack Strahan Trust, which is deemed to be beneficially owned by Gary Strahan, Chief Executive Officer and a director of the Company. The aggregate principal balance of such Related Party Notes was $1.2 million. As an incentive to induce the holders of the Remaining Notes to convert such notes, and with the objective of meeting Nasdaq’s listing requirements specific to stockholders’ equity, the Company’s Board of Directors approved the reduction of the conversion price of the principal and interest to $5.00 per share of Common Stock and entered into Note Amendments with David Gow and the Jill A Blashack Strahan Trust. (the “Note Amendments”). Thereafter David Gow and the Jill A Blashack Strahan Trust elected to convert the Remaining Notes into shares of Common Stock effective as of March 31, 2024. The Company issued 243,048 shares of Common Stock pursuant to David Gow’s the Jill A Blashack Strahan Trust’s respective elections to convert their Remaining Notes. The Note Amendments were approved by the Audit Committee of the Company and the Board of Directors of the Company, and contain prohibitions against the direct or indirect transfer, pledge, sale or other disposal of the shares of Common Stock issued as a result of the conversion for a period of six months. The Company has received a consent from a majority of the outstanding voting securities of the Company approving the Note Amendments. Such shareholder consent will become effective at the time prescribed by Schedule 14C under the Securities Exchange Act of 1934, as amended (the “1934 Act”) subsequent to its distribution to shareholders in accordance with the requirements of Schedule 14C.

The amendments described above were structured to comply with the provisions of Rule 16b-3(d) promulgated under the 1934 Acts o as to exempt the transactions from Section 16(b) under the 1934 Act.

Such description is qualified in its entirety by the full text of the Form of Note Amendment, which is included as Exhibit 10.2 to this Report and is incorporated herein by reference.

Conversion of Loan Obligation

As previously disclosed, the Company previously issued a $200,000 promissory note (the “Loan”) to David Gow, a director of the Company, in exchange for a $200,000 loan from David Gow to the Company. The Loan was non-interest bearing. On March 30, 2024, the Company entered into a subscription agreement (the “Subscription Agreement”) whereby the Company agreed to issued 60,060 shares of Common Stock to David Gow in exchange for the cancellation of such Loan obligation (at an effective price per share of $3.33. The Subscription Agreement was approved by the Audit Committee of the Company and the Board of Directors of the Company, and contains prohibitions against the direct or indirect transfer, pledge, sale or other disposal of the shares of Common Stock issued as a result of the conversion for a period of six months. The Company has received a consent from a majority of the outstanding voting securities of the Company approving the Subscription Agreement. Such shareholder consent will become effective at the time prescribed by Schedule 14C under the Securities Exchange Act of 1934, as amended (the “1934 Act”) subsequent to its distribution to shareholders in accordance with the requirements of Schedule 14C.

The Subscription Agreement described above was structured to comply with the provisions of Rule 16b-3(d) promulgated under 1934 Act so as to exempt the transaction from Section 16(b) under the 1934 Act.

Such description is qualified in its entirety by the full text of the Subscription Agreement, which is included as Exhibit 10.3 to this Report and is incorporated herein by reference.

After considering the transactions described above, the Company’s stockholders’ equity as of December 31, 2023, as adjusted on a pro forma basis for the transactions described above, was approximately $4.407 million, as reported in Exhibit 99.1 to this Report, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma consolidated balance sheet of the Company as of the year ended December 31, 2023 and is set forth in Exhibit 99.1 to this Report and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Inducement Agreement
10.2	Form of Note Amendment
10.3	Subscription Agreement
99.1	Pro forma Liabilities and Shareholders’ Equity from the Consolidated Balance Sheet of the Company as of December 31, 2023 (unaudited)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MultiSensor AI Holdings, Inc.

Date: April 1, 2024	By:	/s/ Peter Baird
	Name:	Peter Baird
	Title:	Chief Financial Officer